Exhibit 10.1

FORM OF LETTER AGREEMENT FROM EACH OF THE REGISTRANT’S SPONSOR, OFFICERS AND DIRECTORS

____________ __, 2021

OmniLit Acquisition Corp

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

Imperial Capital, LLC

10100 Santa Monica Blvd.

#2400

Los Angeles, CA 90067

Re:	Initial Public Offering

Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between OmniLit Acquisition Corp., a Delaware corporation (the “Company”), and Imperial Capital, LLC as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of ________________ of the Company’s units (including up to ________ units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of a warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”) upon completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (each a “Business Combination”). The Units will be sold in the IPO pursuant to a registration statement on Form S-1 (File No. 333-____________) and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on ____________. Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by him, her, or it, whether acquired before, in, or after the IPO, in favor of such Business Combination.

2. (a) In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), the undersigned will, as promptly as possible, cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, subject to lawfully available funds therefore, redeem the IPO Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of interest released to the Company as permitted pursuant to the Trust Agreement, divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) with respect to the shares of Founders’ Common Stock owned by the undersigned and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever, except in connection with a liquidation of the Company with respect to any IPO Shares they may hold. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

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(c) In the event of the liquidation of the Trust Account, the Sponsor agrees to indemnify and hold harmless the Company for any debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account below $10.20 per IPO Share; provided that such indemnity shall not apply (i) if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

3. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested directors and the Company must obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

5. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event either of the undersigned or any affiliate of the undersigned originates a Business Combination.

6. (a) The Sponsor and each Insider agrees that it, he or she shall not transfer any Founders’ Common Stock (or shares of Common Stock issuable upon conversion thereof) until the earlier of: (A) one (1) year after the completion of the Company’s initial Business Combination; or (B) subsequent to the Business Combination: (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Company’s initial Business Combination; or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founders’ Common Stock Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not transfer any Private Placement Warrants or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants, until thirty (30) days after the completion of a Business Combination (the “Private Placement Lock-up Period”, together with the Founders’ Common Stock Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 6(a) and (b), transfers of the Founders’ Common Stock, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founders’ Common Stock that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 6(c)), are permitted: (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor or to any member(s) of the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

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7. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any suitable target business, subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

(b) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this letter, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. The undersigned’s Director, Officer and Stockholder Questionnaire and FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all respects.

9. The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to serve as a director and/or officer of the Company, as applicable.

10. The undersigned hereby waives any right to exercise redemption rights with respect to the Founders’ Common Stock or any IPO Shares owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), and agrees not to seek redemption with respect to such shares in connection with any vote to approve a Business Combination (or sell such shares to the Company in a tender offer in connection with such a Business Combination).

11. The undersigned agrees not to propose any amendment to the Certificate of Incorporation to modify: (i) the substance or timing of the ability of holders of IPO Shares to seek redemption in connection with a Business Combination or amendments to the Certificate of Incorporation prior thereto; or (ii) (A) the Company’s obligation to redeem 100% of the IPO Shares if the Company does not complete a Business Combination within such time set forth in the Certificate of Incorporation; or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its public stockholders with the opportunity to redeem their IPO Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding IPO Shares.

12. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the Sponsor agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The undersigned irrevocably agrees to appoint [_________] as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

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14. As used herein, (i) “Insiders” means all officers, directors and sponsor of the Company immediately prior to the IPO; (ii) “Founders’ Common Stock” means all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iii) “IPO Shares” means the shares of Common Stock issued in the Company’s IPO; (iv) “Private Securities” means the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (v) “Trust Agreement” means the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company being entered into in connection with the IPO and governing the use of funds held in the Trust Account; (vi) “Trust Account” means the trust account established pursuant to the Trust Agreement into which a portion of the net proceeds of the IPO and the sale of the Private Securities will be deposited; and (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-________) filed with the Securities and Exchange Commission.

15. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

16. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

17. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

18. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

19. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

20. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

21. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

22. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

23. This Letter Agreement shall terminate on the earlier of: (i) the expiration of the Lock-up Periods; or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the IPO is not consummated and closed by [__________], 202[_]; provided further that paragraph 2(c) of this Letter Agreement shall survive such liquidation.

[_______________]
Print Name of Insider

Signature

Acknowledged and Agreed

OMNILIT ACQUISITION CORP.

By:
Name:	Al Kapoor
Title:	Chief Executive Officer

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